      As filed with the Securities and Exchange Commission on May 17, 2001

                                             Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                          THE SHERWIN-WILLIAMS COMPANY
             (Exact name of registrant as specified in its charter)

                                 ---------------

                   OHIO                                      34-0526850
(State or other jurisdiction of incorporation    (I.R.S. Employer Identification
 or organization)                                        No.)

                            101 PROSPECT AVENUE, N.W.
                              CLEVELAND, OHIO 44115
                                 (216) 566-2000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                  L.E. STELLATO
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          THE SHERWIN-WILLIAMS COMPANY
                            101 PROSPECT AVENUE, N.W.
                              CLEVELAND, OHIO 44115
                                 (216) 566-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: From time to time after the effective date of this registration statement as the Registrant may determine.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

   ======================== ======================= ======================== ========================= ======================
                                                       Proposed Maximum          Proposed Maximum
    Title of Shares to Be        Amount to Be           Offering Price          Aggregate Offering           Amount of
         Registered               Registered             Per Share (1)              Price (1)            Registration Fee
   ------------------------ ----------------------- ------------------------ ------------------------- ----------------------
     Common Stock, $1.00
     par value per share       5,650,000 shares             $21.51               $121,531,500.00            $30,382.88
             (2)
   ======================== ======================= ======================== ========================= ======================

(1) This amount is estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee based upon the average of the high and low prices of our common stock as reported on the New York Stock Exchange on May 11, 2001.

(2) Shares of our common stock are accompanied by rights to purchase our cumulative redeemable serial preferred stock issued pursuant to a rights agreement, dated as of April 23, 1997. Until the occurrence of certain prescribed events, none of which has occurred, these rights are not exercisable, are evidenced by the certificates representing our common stock, and will be transferred only with our common stock.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                    SUBJECT TO COMPLETION, DATED MAY 17, 2001

PROSPECTUS

                          THE SHERWIN-WILLIAMS COMPANY

                                5,650,000 SHARES
                                       OF
                                  COMMON STOCK

         This prospectus relates to the public offering from time to time of up to an aggregate of 5,650,000 shares of our common stock by a selling stockholder. See "Selling Stockholder" on page eight. You should read this entire prospectus carefully before you invest.

         Our common stock is traded on the New York Stock Exchange under the symbol "SHW." On May 15, 2001, the closing price of our common stock was $21.70.

                                  ------------

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                                  ------------



               The date of this prospectus is ______________, 2001



  The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS


                                                                       PAGE
                                                                       ----

Incorporation of Certain Documents by Reference......................      2
Cautionary Statement Regarding Forward-Looking Information...........      3
The Company..........................................................      4
Use of Proceeds......................................................      4
Description of Our Common Stock......................................      5
Selling Stockholder..................................................      8
Plan of Distribution.................................................      9
Legal Matters........................................................     10
Experts..............................................................     10
Where You Can Find More Information..................................     10


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" into this prospectus some of the information we file with the SEC, which means that we can disclose important information to you by referring you to information in those documents. The information incorporated by reference is an important part of this prospectus. The information that we file later with the SEC will automatically update and in some cases supersede this information. The following documents, which we have filed with the SEC, are incorporated into and specifically made a part of this prospectus by reference:

     (1)  Our Annual Report on Form 10-K for the year ended December 31, 2000;

     (2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     (3)  Our Current Report on Form 8-K, dated January 22, 2001;

     (4) The description of our common stock included in our registration statements filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description; and

     (5) The description of our cumulative redeemable serial preferred stock purchase rights associated with our common stock included in our Registration Statement on Form 8-A filed with the SEC on April 24, 1997 under Section 12 of the Securities Exchange Act.

         In addition, all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date we file those documents with the SEC. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities being offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. You should refer to the registration statement for more information.

         Statements contained in or incorporated by reference in this prospectus regarding the contents of any contract or other document referred to in this prospectus or in any incorporated document are presented in summary form. In each case, we refer you to the contract or other document filed as an exhibit to this prospectus or the documents incorporated by reference for complete terms of that contract or document. The actual contract or document, not the statements in this prospectus, govern the matters set forth in those contracts and documents.

         This prospectus incorporates documents by reference that contain important business and financial information about Sherwin-Williams that is not included in or delivered with this document. Copies of those documents, other than exhibits to those documents that are not specifically incorporated by reference into the documents, are available without charge to any person to whom this prospectus is delivered, including any beneficial owner, upon written or oral request to:

                                  L.E. Stellato
                  Vice President, General Counsel and Secretary
                          The Sherwin-Williams Company
                            101 Prospect Avenue, N.W.
                              Cleveland, Ohio 44115
                                 (216) 566-2000


           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Certain statements contained in and incorporated by reference in this prospectus constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements are based upon management's expectations, estimates, assumptions and beliefs concerning future events and conditions and may discuss, among other things, anticipated future performance (including sales and earnings), expected growth and future business plans. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as "expects," "anticipates," "believes," "will likely result," "will continue," "plans to" and similar expressions. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside our control, that could cause actual results to differ materially from such statements. These risks, uncertainties and other factors include such things as: general business conditions, strengths of retail economies and the growth in the coatings industry; competitive factors, including pricing pressures and product innovation and quality; changes in raw material availability and pricing; changes in Sherwin-Williams' relationships with customers and suppliers; the ability of Sherwin-Williams to successfully integrate past and future acquisitions into its existing operations, as well as the performance of the businesses acquired; the ability of Sherwin-Williams to successfully complete planned divestitures; changes in general domestic economic conditions such as inflation rates, interest rates and tax rates; risks and uncertainties associated with Sherwin-Williams' expansion into foreign markets, including inflation rates, recessions, foreign currency exchange rates, foreign investment and repatriation restrictions and other external economic and political factors; the achievement of growth in developing markets, such as Mexico and South America; increasingly stringent domestic and foreign governmental regulations including those affecting the environment; inherent uncertainties involved in assessing Sherwin-Williams' potential liability for environmental remediation-related activities; the nature, cost, quantity and outcome of pending and future litigation and other claims, including the lead pigment and lead-based paint litigation and the affect of any legislation and administrative regulations relating thereto; and unusual weather conditions.

         Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.


                                   THE COMPANY

         Sherwin-Williams, founded in 1866 and incorporated in 1884, is engaged in the manufacture, distribution and sale of coatings and related products to professional, industrial, commercial and retail customers primarily in North and South America. Our principal executive offices are located at 101 Prospect Avenue, N.W., Cleveland, Ohio 44115, and our telephone number is (216) 566-2000.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale by the selling stockholder of the common stock under this prospectus. We will pay all expenses of the registration and sale of the common stock, except selling commissions, discounts and other compensation paid to agents or brokers to effect the sale of the common stock by the selling stockholder and certain other expenses.

                         DESCRIPTION OF OUR COMMON STOCK

         We may issue, from time to time, shares of our common stock. The general terms and provisions of our common stock are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our Amended Articles of Incorporation and Regulations.

GENERAL

         Under our Amended Articles of Incorporation, we have the authority to issue 300,000,000 shares of our common stock. As of April 30, 2001, we had 156,664,813 shares of common stock outstanding. Each share of common stock shall be equal to every other share of common stock. The outstanding shares of common stock are, and the shares offered hereby will be, validly issued, fully paid and nonassessable and the holders thereof are not and will not be subject to any liability as shareholders.

         Our Amended Articles of Incorporation authorize us to issue 30,000,000 shares of serial preferred stock, without par value, of which (i) 3,000,000 shares, without par value, have been designated as cumulative redeemable serial preferred stock and (ii) 1,000,000 shares, without par value, have been designated as convertible participating serial preferred stock. As of April 30, 2001, we had outstanding (i) no shares of cumulative redeemable serial preferred stock and (ii) 241,719 shares of convertible participating serial preferred stock. Our common stock is subject to the rights of the outstanding shares of convertible participating serial preferred stock and any other outstanding shares of any series of our serial preferred stock which we may issue from time to time.

DIVIDENDS

         Subject to the rights of any series of our serial preferred stock, the holders of shares of our common stock will be entitled to receive dividends on such common stock out of assets legally available for distribution, when, as and if authorized and declared by our Board of Directors. The payment of dividends on our common stock will be a business decision to be made by our Board of Directors from time to time based upon our results of operations and financial condition and such other factors as our Board of Directors considers relevant. So long as any serial preferred stock is outstanding, no dividends, except a dividend payable in common stock or other shares ranking junior to our serial preferred stock, if any, shall be paid or declared or any distribution be made except as aforesaid on our common stock or any other shares ranking junior to our serial preferred stock, nor shall any common stock or any other shares ranking junior to our serial preferred stock be purchased, retired or otherwise acquired by us (except out of the proceeds of the sale of our common stock or other shares ranking junior to the serial preferred stock received by us subsequent to August 31, 1966) unless (i) all accrued and unpaid dividends on our serial preferred stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart, and (ii) there shall be no arrearages with respect to the redemption of our serial preferred stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of our Amended Articles of Incorporation. Payment of dividends on our common stock may be restricted by loan agreements, indentures, and other transactions entered into by us from time to time.

VOTING RIGHTS

         Holders of shares of our common stock are entitled to one vote per share on all matters presented to our shareholders. Except as otherwise provided in our Amended Articles of Incorporation or as required by law, the holders of our serial preferred stock and the holders of our common stock shall vote together as one class on all matters. Our Amended Articles of Incorporation prevent any shareholder from cumulating his voting power.

         Except as outlined below or otherwise expressly required by statute, the vote, consent, waiver or release of the holders of shares of our common stock entitling them to exercise a majority of the voting power of Sherwin-Williams, or class if a class vote is required, shall be sufficient for any purpose requiring the vote, consent, waiver or release of the holders of such shares. However, the affirmative vote (i) of the holders of shares entitling them to exercise two-thirds of the voting power of Sherwin-Williams, and (ii) of the holders of two-thirds of the shares of our common stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of our common stock shall vote separately as a class, shall be necessary:

         (a) To approve (i) the sale, exchange, lease, transfer or other disposition by Sherwin-Williams of all, or substantially all, of our assets or business to a related corporation or an affiliate of a related corporation, (ii) the consolidation of Sherwin-Williams with or its merger into a related corporation or an affiliate of a related corporation, (iii) the merger into Sherwin-Williams of a related corporation or an affiliate of a related corporation, or (iv) a combination or majority share acquisition in which Sherwin-Williams is the acquiring corporation and our voting shares are issued or transferred to a related corporation or an affiliate of a related corporation or to shareholders of a related corporation or an affiliate of a related corporation;

         (b) To approve any agreement, contract or other arrangement with a related corporation providing for any of the transactions described in subparagraph (a) above; or

         (c) To effect any amendment of our Amended Articles of Incorporation which changes the voting provisions described above.

         For the purpose of the above voting requirements: (i) a "related corporation" in respect of a given transaction shall be any corporation which, together with its affiliates and associated persons, owns of record or beneficially, directly or indirectly, more than five percent (5%) of the shares of any outstanding class of stock of Sherwin-Williams entitled to vote upon such transaction, as of the record date used to determine our shareholders entitled to vote upon such transaction, (ii) an "affiliate" of a related corporation shall be any individual, joint venture, trust, partnership or corporation which, directly or indirectly through one or more intermediaries, controls, or its controlled by, or is under common control with, the related corporation, (iii) an

"associated person" of a related corporation shall be any officer or director or any beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity security, of such related corporation or any of its affiliates, and (iv) the terms "combination," "majority share acquisition" and "acquiring corporation" shall have the same meaning as that contained in Section 1701.01 of the Ohio General Corporation Law or any similar provision hereafter enacted.

RIGHT TO ACQUIRE SHARES

         We may from time to time, pursuant to authorization by our Board of Directors and without action by our shareholders, purchase or otherwise acquire any of our shares of any class or classes in such manner, upon such terms and in such amounts as our Board of Directors shall determine. Our right to acquire our shares is subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of our shares outstanding at the time of the purchase or acquisition in question.

LIQUIDATION RIGHTS

         In the event of a liquidation, dissolution or winding up of Sherwin-Williams, each holder of shares of our common stock will be entitled to share ratably with the other holders of shares of our common stock in all assets remaining after payments to all creditors and payments required to be made in respect of any outstanding serial preferred stock (including amounts fixed as liquidating payments plus accrued and unpaid dividends thereon, if any).

ABSENCE OF OTHER RIGHTS

         Holders of our common stock have no preferences, preemptive, conversion or exchange rights.

TRANSFER AGENT; LISTING

         The Bank of New York is the transfer agent and registrar for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol "SHW".

RIGHTS PLAN

         Shares of our common stock are accompanied by rights to purchase our cumulative redeemable serial preferred stock. Until the occurrence of certain prescribed events, none of which has occurred, these rights are not exercisable, are evidenced by the certificates representing our common stock, and will be transferred only with our common stock. The terms of the rights are set forth in a rights agreement, dated as of April 23, 1997, by and between Sherwin-Williams and The Bank of New York, as successor rights agent to KeyBank National Association. The rights agreement, which is incorporated herein by reference, was filed with the SEC as an exhibit to our Registration Statement on Form 8-A, dated April 24, 1997. See "Where You Can Find More Information" on page 10.

                               SELLING STOCKHOLDER

         We issued 250,000 shares of our convertible participating serial preferred stock, without par value, to The Sherwin-Williams Company Employee Stock Purchase and Savings Plan, acting by and through HSBC Bank USA in a transaction exempt from the registration requirements of the Securities Act. We refer to these shares as the Convertible Preferred Shares. The number of shares of our common stock issuable on conversion of the Convertible Preferred Shares is subject to adjustment based upon a conversion formula. We are registering the resale of these shares of our common stock by this selling stockholder. The actual number of shares of our common stock into which the Convertible Preferred Shares may be convertible may be less that the number of shares of common stock registered under this registration statement. The selling stockholder, including its transferees, pledgees or donees or its successors, may from time to time offer and sell all or any of these shares of common stock.

         The selling stockholder is an Employee Stock Ownership Plan (ESOP) as defined by the Internal Revenue Code and was created for the benefit of our employees and acts on their behalf. HSBC Bank USA is a trustee of the employee stock ownership plan feature of the selling stockholder. We agreed with the selling stockholder to file this registration statement to register the resale of the common stock issuable upon conversion of the Convertible Preferred Shares. We agreed to prepare and file all necessary amendments and supplements to this registration statement to keep it effective for use by the selling stockholder for a period of two years or until the date on which the shares of common stock have been sold or no longer qualify as "registrable securities" under our registration rights agreement.

         The following table sets forth certain information regarding shares of our common stock owned by the selling stockholder. The selling stockholder may offer all, some or none of the shares of common stock and may otherwise purchase or sell other shares of our common stock. Thus, we cannot estimate the amount of the common stock that will be held by the selling stockholder upon termination of any sales. Accordingly, the column showing ownership after completion of the offering assumes that the selling stockholder will sell all of the common stock offered by this prospectus and will not purchase or sell any other shares of our common stock during the applicable period. In addition, the selling stockholder may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock in transactions exempt from the registration requirements of the Securities Act since the date on which it provided the information about its shares.

                                                                                        Shares Beneficially
                                    Shares Beneficially                                 Owned After
                                    Owned Prior to the                                  Completion of the
Name                                Offering*                 Shares Offered            Offering
----                                ---------                 --------------            ---------
The Sherwin-Williams                25,047,699                5,650,000                 25,047,699 (15.99%)
Company Employee
Stock Purchase &
Savings Plan

* At April 30, 2001

         Information concerning the selling stockholder may change from time to time and any changed information will be set forth in supplements to this prospectus if necessary.


                              PLAN OF DISTRIBUTION

     We are registering an aggregate of 5,650,000 shares of our common stock to permit public secondary sales of the shares by the selling stockholder from time to time after the date of this prospectus. We anticipate that the selling stockholder may sell all or a portion of the common stock from time to time in one or more of the following transactions:

-    on the New York Stock Exchange or in over-the-counter market transactions;

- in private transactions other than Exchange or over-the-counter market transactions;

- through underwriters, brokers or dealers (who may act as agent or principal);

-    directly to one or more purchasers;

-    through agents;

-    in negotiated transactions; or

-    in a combination of such methods.

         The selling stockholder may sell its shares at prices prevailing on the New York Stock Exchange at the time of sale, at prices related to such prevailing Exchange prices, at negotiated prices or at fixed prices.

         The selling stockholder also may resell all or a portion of its common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

         The selling stockholder may use underwriters, broker-dealers or agents to sell its shares of common stock. Any underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions (including, without limitation, customary brokerage commissions) from the selling stockholder, the purchaser or such other persons who may be effecting sales hereunder (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the type of transactions involved). Underwriters may sell the shares of common stock to or though dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholder or other persons effecting sales hereunder, and any such underwriters, brokers, dealers and agents may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts or commissions they receive and any profit on the sale of the common stock they realize may be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offering of shares is made and to the extent required, the aggregate number of shares being offered and the terms of the offering, including the names of the underwriters, broker-dealers or agents, any discounts, concessions or commissions and other terms constituting compensation from the selling stockholder, and any discounts, concessions or commissions allowed or re-allowed or paid to broker-dealers, will be set forth in an accompanying prospectus supplement.

         The selling stockholder will pay all discounts and selling commissions (if any), fees and expenses of counsel and other advisors to the selling stockholder and any other expenses incurred in connection with the registration and sale of the common stock not specified in the following sentence. We will pay the registration fee payable to the SEC, the listing fee to be paid for listing the shares of common stock on the New York Stock Exchange, printing expenses, fees and expenses relating to the registration or qualification of the shares of common stock pursuant to any applicable state securities or "blue sky" laws, the fees and expenses of our counsel and independent accountants, and the fees and disbursements of counsel for the selling stockholder.


                                  LEGAL MATTERS

         L.E. Stellato, who is our Vice President, General Counsel and Secretary, has passed upon the validity of the shares to be offered under this prospectus. At April 30, 2001, Mr. Stellato beneficially owned approximately 40,200 shares of our common stock and held options to purchase an additional 136,000 shares of our common stock of which 77,666 were exercisable at such date.


                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy these materials at the public reference facilities of the SEC, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661-2511. You can also obtain copies of these materials from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC's website at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange. You also may inspect information about Sherwin-Williams at the offices of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

         We have filed a registration statement on Form S-3 with the SEC under the Securities Act. The registration statement contains additional information about us and the shares of our common stock that may be sold by the selling stockholder. You may inspect the registration statement without charge at the public reference facilities of the SEC described above, and may obtain copies from the SEC at prescribed rates. This information is also available at the SEC's web site.

         You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any state or country where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this document or the documents incorporated by reference in this prospectus.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is a list of the estimated expenses to be incurred in connection with the issuance and distribution of the shares of our common stock registered under this registration statement:

                                                                     Amount
                                                                   to be Paid
                                                                   ----------
SEC registration fee........................................         $30,383
Legal fees and expenses.....................................           5,000
Accounting fees and expenses................................          20,000
Miscellaneous...............................................           1,500

Total Expenses..............................................         $56,883


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article IV of Sherwin-Williams' Regulations, as amended April 27, 1988 (the "Regulations"), filed as Exhibit 4(b) to Post-Effective Amendment No. 1 to Form S-8 File Number 2-91401, filed May 2, 1988, is incorporated herein by reference.

         Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to the indemnification of directors and officers of an Ohio corporation and to Sections 1 and 2 of Article IV of the Regulations.

         The Ohio Revised Code permits and Section 1 of Article IV of the Regulations provides that Sherwin-Williams shall indemnify its directors, officers and employees against amounts that may be incurred in connection with certain actions, suits or proceedings under the circumstances as set out in Sections 1(a) and 1(b) of Article IV of the Regulations. However, the Ohio Revised Code and Section 1 of Article IV of the Regulations limit indemnification in respect of certain claims, issues or matters as to which such party is adjudged to be liable for negligence or misconduct in performance of his or her duty to Sherwin-Williams and also in actions in which the only liability asserted against a director is for certain statutory violations. The Ohio Revised Code and Section 1 of Article IV of the Regulations also provide that general indemnification provisions as found in Sections 1(a) and 1(b) of
Article IV of the Regulations do not limit the remaining provisions of Article IV of the Regulations.

         In addition with certain limited exceptions, expenses incurred by a director in defending an action must be paid by Sherwin-Williams as they are incurred in advance of the final disposition if the director agrees (i) to repay such advances if it is proved by clear and convincing evidence that the director's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to Sherwin-Williams or undertaken with reckless disregard for Sherwin-Williams' best interests and (ii) to reasonably cooperate with Sherwin-Williams concerning the action. Also, Sherwin-Williams may pay certain expenses incurred by an officer or employee in defending an action as they are incurred in advance of the final disposition of an action if the officer or employee receiving the advance undertakes to repay the advance if it is ultimately determined that the officer or employee receiving the advance is not entitled to indemnification.

         Sherwin-Williams may from time to time maintain insurance on behalf of any person who is or was a director, officer or employee against any loss arising from any claim asserted against such director, officer or employee in any such capacity, subject to certain exclusions. Sherwin-Williams has entered into indemnification agreements with its directors and certain of its officers providing protection as permitted by law.


ITEM 16.  EXHIBITS

EXHIBIT                    DESCRIPTION
---------                  -----------

4.1 Amended and Restated Articles of Incorporation of Sherwin-Williams, as amended through May 1, 2001 (filed herewith).

4.2 Regulations of Sherwin-Williams, as amended, dated April 27, 1988, filed as Exhibit 4(b) to Post-Effective Amendment No. 1, dated April 29, 1988, to Form S-8 Registration Statement Number 2-91401, and incorporated herein by reference.

4.3 Rights Agreement between Sherwin-Williams and The Bank of New York, as successor Rights Agent to KeyBank National Association, dated April 23, 1997, filed as Exhibit 1 to Form 8-A, dated April 24, 1997, and incorporated herein by reference.

4.4 Stock Purchase Agreement, dated as of April 18, 2001, by and between Sherwin-Williams and The Sherwin-Williams Company Employee Stock Purchase and Savings Plan, acting by and through HSBC Bank USA (filed herewith).

4.5 Registration Rights Agreement, dated as of the April 18, 2001, by and between Sherwin-Williams and The Sherwin-Williams Company Employee Stock Purchase and Savings Plan, acting by and through HSBC Bank USA (filed herewith).

5.1               Opinion of L.E. Stellato, including consent (filed herewith).

23.1              Consent of Counsel, included in Exhibit 5.1 (filed herewith).

23.2 Consent of Ernst & Young LLP, Independent Auditors (filed herewith).

24.1              Powers of Attorney (filed herewith).

24.2 Certified Resolution Authorizing Signature by Power of Attorney (filed herewith).

ITEM 17.  UNDERTAKINGS

A        The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the provisions described under Item 15 above, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Cuyahoga, State of Ohio, on May 17, 2001.

                                       The Sherwin-Williams Company

                                       By: /s/ L.E. Stellato
                                           -----------------
                                       L.E. Stellato,
                                       Vice President, General Counsel and
                                       Secretary


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

* C. M. CONNOR                                                Chairman and Chief Executive Officer,
-----------------------------------------------------------   Director (Principal Executive Officer)
C. M. Connor

* J. M. SCAMINACE                                             President and Chief Operating Officer,
-----------------------------------------------------------   Director
J. M. Scaminace

* L. J. PITORAK                                               Senior Vice President -- Finance,
-----------------------------------------------------------   Treasurer and Chief Financial Officer
L. J. Pitorak                                                 (Principal Financial Officer)

* J. L. AULT                                                  Vice President -- Corporate Controller
-----------------------------------------------------------   (Principal Accounting Officer)
J. L. Ault

* J. C. BOLAND                                                Director
-----------------------------------------------------------
J. C. Boland

* J. G. BREEN                                                 Director
-----------------------------------------------------------
J. G. Breen

* D. E. COLLINS                                               Director
-----------------------------------------------------------
D. E. Collins

* D. E. EVANS                                                 Director
-----------------------------------------------------------
D. E. Evans

* R. W. MAHONEY                                               Director
-----------------------------------------------------------
R. W. Mahoney

* A. M. MIXON, III                                            Director
-----------------------------------------------------------
A. M. Mixon, III

* C. E. MOLL                                                  Director
-----------------------------------------------------------
C. E. Moll

* H. O. PETRAUSKAS                                            Director
-----------------------------------------------------------
H. O. Petrauskas

* R. K. SMUCKER                                               Director
-----------------------------------------------------------
R. K. Smucker



* The undersigned, by signing his name hereto, does sign this report on behalf of the designated officers and directors of Sherwin-Williams pursuant to powers of attorney executed on behalf of each such officer and director.


By: /s/ L.E. Stellato                                         May 17, 2001
-----------------------------------------------------------
L. E. Stellato, Attorney-in-fact


                                                   EXHIBIT INDEX

Exhibit                    Description
---------                  -----------

4.1 Amended and Restated Articles of Incorporation of Sherwin-Williams, as amended through May 1, 2001 (filed herewith).

4.2 Regulations of Sherwin-Williams, as amended, dated April 27, 1988, filed as Exhibit 4(b) to Post-Effective Amendment No. 1, dated April 29, 1988, to Form S-8 Registration Statement Number 2-91401, and incorporated herein by reference.

4.3 Rights Agreement between Sherwin-Williams and The Bank of New York, as successor Rights Agent to KeyBank National Association, dated April 23, 1997, filed as Exhibit 1 to Form 8-A, dated April 24, 1997, and incorporated herein by reference.

4.4 Stock Purchase Agreement, dated as of April 18, 2001, by and between Sherwin-Williams and The Sherwin-Williams Company Employee Stock Purchase and Savings Plan, acting by and through HSBC Bank USA (filed herewith).

4.5 Registration Rights Agreement, dated as of the April 18, 2001, by and between Sherwin-Williams and The Sherwin-Williams Company Employee Stock Purchase and Savings Plan, acting by and through HSBC Bank USA (filed herewith).

5.1               Opinion of L.E. Stellato, including consent (filed herewith).

23.1              Consent of Counsel, included in Exhibit 5.1 (filed herewith).

23.2 Consent of Ernst & Young LLP, Independent Auditors (filed herewith).

24.1              Powers of Attorney (filed herewith).

24.2 Certified Resolution Authorizing Signature by Power of Attorney (filed herewith).